UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 18, 2019

Aceto Corporation

(Exact Name of Registrant as Specified in its Charter)

New York	001-38733	11-1720520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney Street, Suite 3275, Houston, TX 77010

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (713) 276-4900

4 Tri Harbor Court, Port Washington, NY 11050

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Newly Appointed Chief Financial Officer

Rebecca A. Roof, who has served as the chief financial officer of Aceto Corporation (“Aceto”) since April 2018, ceased to serve in that capacity effective June 18, 2019. As a Managing Director of AlixPartners LLP (“AlixPartners”), Ms. Roof will (together with AP Services LLC, an affiliate of AlixPartners) continue to provide financial and restructuring advice to Aceto through the pendency of Aceto’s bankruptcy proceedings.

Ms. Roof will be succeeded as chief financial officer of Aceto by Carrianne J.M. Basler, subject to Bankruptcy Court approval. Ms. Basler, age 50, is a Managing Director of AlixPartners. She has held numerous interim management, consulting and advisory positions with AlixPartners for more than 23 years and has been on the team providing services to Aceto since February of 2019. Ms. Basler has a Bachelor of Business Administration in accounting from the Wisconsin School of Business at the University of Wisconsin–Madison.

Newly Appointed President

On June 18, 2019, Steven S. Rogers, Aceto’s Chief Legal Officer, was appointed President of Aceto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ACETO CORPORATION

Date: June 18, 2019	By:	/s/ Steven S. Rogers
Steven S. Rogers
President